UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2019

U.S. ENERGY CORP.

(Exact Name of Company as Specified in its Charter)

Wyoming	000-06814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

675 Bering Drive, Suite 100, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Not Applicable

Former Name, Former Address or Former Fiscal Year,
If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 30, 2019, the United States District Court for the District of Colorado entered an order (the “Order”) appointing C. Randel Lewis as the custodian of U.S. Energy Corp, a Wyoming corporation (the “Company”), with the charge to act as Interim Chief Executive Officer and, by virtue of that charge and the bylaws of the Company, the Chairman of the Board of Directors of the Company (the “Board”). Pursuant to the Order, among other things, Mr. Lewis, as custodian, was to ensure that the directors elected at the 2019 annual meeting of shareholders promptly vote on a Chief Executive Officer to replace Mr. Lewis.

The Company held its annual meeting of shareholders (the “Annual Shareholders’ Meeting”) on Tuesday, December 10, 2019. In accordance with the Order, following the Annual Shareholders’ Meeting, the elected Board voted for Ryan Smith as the new Chief Executive Officer to replace Mr. Lewis. The Board also elected Mr. Smith to continue to serve as the Company’s Chief Financial Officer.

Mr. Smith, age 36, has served as the Company’s Chief Financial Officer since May 2017 and consulted for the Company from January 2017 to May 2017. Prior to this position, Mr. Smith served as the Chief Financial Officer of Emerald Oil Inc. from September 2014 to January 2017 and its Vice President of Capital Markets and Strategy from July 2013 to September 2014. Prior to joining Emerald Oil, Mr. Smith was a Vice President in the Investment Banking Group of Canaccord Genuity and focused solely on the energy sector. Mr. Smith joined Canaccord Genuity in 2008 and was responsible for the execution of public and private financing engagements along with mergers and acquisitions advisory services. Prior to joining Canaccord Genuity, Mr. Smith was an Analyst in the Energy Group of Wells Fargo, working solely with upstream and midstream oil and gas companies. Mr. Smith holds a Bachelor of Business Administration degree in Finance from Texas A&M University.

There is no arrangement or understanding between Mr. Smith and any other person pursuant to which he was elected as Chief Executive Officer of the Company. Mr. Smith is not a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

As disclosed in the Company’s definitive proxy statement relating to the Annual Shareholders’ Meeting, filed with the U.S. Securities and Exchange Commission on November 5, 2019 (the “Proxy Statement”), Mr. Lewis, Catherine J. Boggs, J. Weldon Chitwood and David A. Veltri did not stand for re-election to the Board at the Annual Shareholders’ Meeting and, therefore, are no longer directors of the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the Annual Shareholders’ Meeting on Tuesday, December 10, 2019, at 8:00 a.m. Central Time in Houston, Texas. The certified results of the matters voted upon at the Annual Shareholders’ Meeting, which are more fully described in the Proxy Statement, are as set forth below.

The following nominees for Class Two directors were elected to serve until the 2021 annual meeting of shareholders and until their successors have been duly elected or appointed and qualified as follows:

Name of Director	Votes For	Withheld	Broker Non-Votes
James W. Denny III	7,380,480	101,785	4,367,905
Patrick E. Duke	7,383,024	99,241	4,367,905

The following nominees for Class One directors were elected to serve until the 2022 annual meeting of shareholders and until their successors have been duly elected or appointed and qualified as follows:

Name of Director	Votes For	Withheld	Broker Non-Votes
Randall D. Keys	7,381,943	100,322	4,367,905
D. Stephen Slack	7,380,463	101,802	4,367,905

The shareholders voted to ratify the appointment of Plante & Moran PLLC as independent auditors for the 2019 fiscal year as follows:

Votes For	Votes Against	Abstain
11,749,967	94,772	5,431

The result of the shareholders’ advisory vote on executive compensation (“say-on-pay”) was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
7,127,517	249,111	105,637	4,367,905

The shareholders voted to approve amendments to the Company’s Articles of Incorporation related to corporate governance and other technical amendments as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
7,382,150	92,141	7,974	4,367,905

The shareholders voted to approve an amendment, at the discretion of the Board, to the Company’s Articles of Incorporation to implement a reverse stock split of the Company’s outstanding Common Stock at a reverse split ratio of 1-for-10 as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,368,663	2,477,943	3,564	—

A copy of the press release announcing the results of the Annual Shareholders’ Meeting is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith Chief Executive Officer

Dated:	December 12, 2019